EXHIBIT 16.1

September 11, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by EnerTeck Corporation (the “Company”), included in Item 4.01 of its Form 8-K dated September 7, 2023. We agree with the statements concerning our Firm contained therein.

Respectfully,

WEAVER AND TIDWELL, L.L.P.

Weaver and Tidwell, L.L.P.

499 West Sheridan Avenue, Suite 2450 | Oklahoma City, OK 73102

Main: 405.594.9200

CPAs AND ADVISORS | WEAVER.COM